                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                                                                             HISTORICAL
                                                                                                     --------------------------

                                                                 COMPANY                                  COGEN TECH GROUP
                                     --------------------------------------------------------------  --------------------------
                                       THREE      THREE                  PERIOD FROM
                                      MONTHS     MONTHS       YEAR       FEBRUARY 4,      PERIOD
                                       ENDED      ENDED       ENDED        1999 TO        ENDED        YEAR ENDED DECEMBER 31,
                                     MARCH 31,  MARCH 31,  DECEMBER 31,  DECEMBER 31,  FEBRUARY 3,   --------------------------
                                        2001       2000        2000          1999          1999       1998      1997      1996
                                     ---------  ---------  ------------  ------------  ------------  ------    ------    ------
INCOME FOR FIXED CHARGE COVERAGE
    Income (Loss) Before Tax          $ (5.1)    $ (7.4)      $(33.3)       $(29.0)       $(55.9)    $ 84.4    $ 76.2    $ 77.4
                                      ------     ------       ------        ------        ------     ------    ------    ------
    Income for Fixed Charge
       Coverage                       $ (5.1)    $ (7.4)      $(33.3)       $(29.0)       $(55.9)    $ 84.4    $ 76.2    $ 77.4
                                      ======     ======       ======        ======        ======     ======    ======    ======
FIXED CHARGES
    Group Interest Expense            $ 21.8     $ 23.5       $ 91.3        $ 88.5        $  2.0     $ 19.3    $ 21.8    $ 23.3
    Group Share of Interest
       Expense of Affiliates (1)
         Camden Venture                  1.1        1.2          4.7            --           0.6        5.4       7.0       7.4
         Bayonne Venture                 1.6        1.6          6.2           5.8           0.7        6.8       7.0       7.7
    Portion of Rent Expense
       Representative of Interest
       Factor                             --         --           --            --            --        0.1       0.1       0.2
                                      ------     ------       ------        ------        ------     ------    ------    ------
    Total Fixed Charges               $ 24.5     $ 26.3       $102.2        $ 94.3        $  3.3     $ 31.6    $ 35.9    $ 38.6
                                      ======     ======       ======        ======        ======     ======    ======    ======
INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES               $ 19.4     $ 18.9       $ 68.9        $ 65.3        $(52.6)    $116.0    $112.1    $116.0
                                      ======     ======       ======        ======        ======     ======    ======    ======
FIXED CHARGE COVERAGE (Income for
    Fixed Charge Coverage Plus Total
    Fixed Charges divided by Total
    Fixed Charges)                        --         --           --            --         (16.0)       3.7       3.1       2.9
                                      ======     ======       ======        ======        ======     ======    ======    ======
(1) The Company's / Group's share of
    interest expense of affiliate is
    computed as follows (millions of
    dollars, except as noted):

    Camden Venture Interest Expense   $  1.4     $  1.6       $  6.4        $  6.2        $  0.7     $  7.4    $  7.7    $  8.2
    % of earnings allocated to Group    79.1%      73.3         72.8%           --          80.7%      72.8%     91.2%     93.8%
    Company's / Group's Share of
        Camden Venture Interest
        Expense                       $  1.1     $  1.2       $  4.7        $   --        $  0.6     $  5.4    $  7.0    $  7.7


(2) Bayonne Venture Interest Expense  $  1.6     $  1.7       $  6.8        $  6.4        $  0.8     $  7.7    $  8.1    $  8.5
    % of earnings allocated to Group     100%      91.5%        91.8%         91.8%         91.8%      88.1%     86.5%     86.5%
    Company's / Group's Share of
        Bayonne Venture Interest
        Expense                       $  1.6     $  1.6       $  6.2        $  5.8        $  0.7     $  6.8    $  7.0    $  7.4
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(1) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense including amortization of loan fees. For the three months ended March 31, 2001 and
    2000, the year ended December 31, 2000, the period from February 4, 1999 to
    December 31, 1999 and the period ended February 3, 1999, earnings were insufficient to cover fixed charges by $5.1 million, $7.4 million, $33.3 million, $29.0 million and $55.9 million, respectively.

(2) Prior to the consolidation of Bayonne Venture with East Coast Power, as of March 13, 2001.